Exhibit 2
                                    AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION


         AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") entered into as of the 30th day of September, 1999, by and between FIRST FEDERAL HOLDING COMPANY OF MORRIS, a Minnesota corporation ("Morris"), and NORTHERN STAR FINANCIAL, INC., a Minnesota corporation ("Northern").

         WHEREAS, the parties hereto desire to effect a reorganization whereby Morris will merge with and into Northern (the "Merger") pursuant to an agreement and plan of merger (the "Merger Agreement") in substantially the form attached hereto as Exhibit A, which provides, among other things, for the conversion and exchange of the shares of Common Stock of Morris of the par value of $100 per share (the "Morris Common Stock") outstanding immediately prior to the time the Merger becomes effective in accordance with the provisions of the Merger Agreement into shares of Common Stock of Northern of the par value of $.01 per share (the "Northern Common Stock").

         NOW, THEREFORE, to effect such reorganization and in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto do hereby represent, warrant, covenant and agree as follows:

         1.       Basic Plan of Reorganization

         (a) Merger. Subject to the terms and conditions contained herein, Morris will be merged by statutory merger with and into Northern pursuant to the Merger Agreement, with Northern as the surviving corporation (as such, the "Surviving Corporation"), in which each share of Morris Common Stock outstanding immediately prior to the Effective Time of the Merger (as defined below) (other than shares as to which statutory dissenters' appraisal rights have been exercised) will be converted into and exchanged for the number of shares of Northern Common Stock determined by dividing the Merger Consideration (as defined below) by the number of shares of Morris Common Stock outstanding.

                  (i) Articles of Incorporation of Surviving Corporation. At the Effective Time of the Merger, the Articles of Incorporation of Northern then in effect shall constitute and be the Articles of Incorporation of the Surviving Corporation until amended or changed as provided therein or by law.

                  (ii) Bylaws of Surviving Corporation. At the Effective Time of the Merger, the Bylaws of Northern then in effect shall constitute and be the Bylaws of the Surviving Corporation until amended or changed as provided therein or by law.

                  (iii) Board of Directors of Surviving Corporation. At the Effective Time of the Merger, the members of the Board of Directors of the Surviving Corporation shall be comprised of the individuals listed

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         on Schedule 1(a)(iii), until such directors may be changed as provided by the Articles of Incorporation or Bylaws of the Surviving Corporation, or by law.

                  (iv) Officers of Surviving Corporation. At the Effective Time of the Merger, the individuals holding officer positions in the Surviving Corporation shall be as listed on Schedule 1(a)(iv), until such officers may be changed as provided by the Articles of Incorporation or Bylaws of the Surviving Corporation, or by law.

                  (v) Certain Effects of the Merger. At the Effective Time of the Merger, the Surviving Corporation shall succeed to and possess all the rights, privileges, powers, franchises and immunities of a public as well as of a private nature, and be subject to all liabilities, restrictions, disabilities, and duties of both of Northern and Morris; and all and singular, the rights, privileges, powers, franchises and immunities of both of Northern and Morris and all properties, real, personal and mixed, and all other things in action of or belonging to either of Northern and Morris on whatever account, shall be vested in the Surviving Corporation; and all properties, assets, rights, privileges, powers, franchises, immunities and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were or would be of Northern and Morris or either of them; and title to any real estate or any interest therein vested by deed or otherwise in either of Northern and Morris shall not revert or be in any way impaired by any reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of either of Northern and Morris shall be preserved unimpaired, limited in lien to the property affected by such liens at the Merger Effective Time, and all debts, liabilities and duties of either of Northern and Morris shall thenceforth become those of the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

         (b) Merger Consideration. The total merger consideration for all of the Morris Common Stock (the "Merger Consideration") shall be expressed in shares of Northern Common Stock and shall equal (i) the Valuation (defined below) divided by (ii) the Northern Share Price (defined below). Immediately preceding the Closing, the parties will cooperate in good faith to calculate the Merger Consideration.

         (c) Valuation. As used herein, "Valuation" shall be the sum of:

                  (i) 1.80588 multiplied by the sum of the amounts reflected as shareholders' equity and loan loss reserves on the balance sheet of First Federal Savings Bank of Morris dated as of September 30, 1999, calculated in accordance with GAAP, consistently applied;

                  (ii) Morris' total assets (excluding amounts reflected in Morris' September 30, 1999 balance sheet as Investment in Subsidiary) less Morris' total liabilities as of September 30, 1999, but excluding the net unrealized gains or losses on available-for-sale securities (recorded under the provisions of FASB 115), calculated in accordance with GAAP, consistently applied;

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                  (iii) Any increase (decrease) in Morris' book value from
         October 1, 1999 to the Determination Date, but excluding the net unrealized gains or losses on available-for-sale securities (recorded under the provisions of FASB 115), calculated in accordance with GAAP, consistently applied.

As soon as practicable, and in any case within 5 days after the Determination Date, Morris shall deliver to Northern a copy of Morris' balance sheet as of September 30, 1999 and a copy of Morris' income statement for the period from October 1, 1999 to the Determination Date. As soon as practicable, and in any case within 5 days after the Determination Date, Northern shall deliver to Morris a copy of Northern's balance sheet as of September 30, 1999 and a copy of Northern's income statement for the period from October 1, 1999 to the Determination Date. Any objection to such balance sheets or income statements must be raised in a written notice delivered to the other party within 5 days after the receipt of such balance sheet/income statement. In the event any such objection is raised, the parties will work together in good faith to resolve the dispute as promptly as possible. For purposes of this Section, "Determination Date" means the last day of the month preceding the mailing of the Proxy Statement/Prospectus (the "Mailing"), unless the Mailing occurs within 21 days after the end of a month, in which case, the Determination Date means the last day of the penultimate month preceding the Mailing.

         (d) Northern Share Price. As used herein, "Northern Share Price" shall be sum of (i) $10.50, plus (ii) Northern's earnings (losses) from October 1, 1999 to the Determination Date divided by the number of shares of Northern Common Stock outstanding on the date immediately preceding the Closing Date.

         (e) Fractional Shares. No fractional shares of Northern Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder thereof shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the Northern Share Price. Northern shall deposit with the Transfer Agent (defined below), sufficient cash to make all payments for fractional share interests.

         (f) Mechanics of Closing Merger. Subject to the terms and conditions set forth herein, the Merger Agreement shall be executed and Articles of Merger shall be filed with Secretary of State of the State of Minnesota within ten (10) business days following the satisfaction or waiver of all conditions precedent set forth in Sections 6 and 7 of this Agreement or on such other date as may be agreed to by the parties (the "Closing Date"). Each of the parties agrees to use its best efforts to cause the Merger to be completed as soon as practicable after the receipt of final regulatory approval of the Merger and the expiration of all required waiting periods. The time that the filing referred to in the first sentence of this Section 1(f) is made is herein referred to as the "Time of Filing". The day on which such filing is made and accepted is herein referred to as the "Effective Date of the Merger". The "Effective Time of the Merger" shall be 11:59 p.m. on the Effective Date of the Merger. At the Effective Time of the Merger on the Effective Date of the Merger, the separate existence of Morris shall cease and Morris will be merged with and into Northern pursuant to the Merger Agreement.

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         Prior to the Effective Time of the Merger, Morris shall cause the holders of Morris Common Stock to deliver the certificates representing such Morris Common Stock to Northern. When the conversion ratio in Section 1(a) is computed and agreed to by the parties and after the Effective Time of the Merger, Northern shall cause Continental Stock Transfer Company or such other transfer agent as Northern shall designate to distribute certificates evidencing the Northern Common Stock issuable in exchange for the certificates representing the Morris Common Stock.

         The closing of the transactions contemplated by this Agreement and the Merger Agreement (the "Closing") shall take place on the Closing Date at the offices of Fredrikson & Byron, P.A.

         2. Representations and Warranties of Morris. Morris represents and warrants to Northern as follows:

         (a) Organization and Authority. Morris is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Morris and the Morris Subsidiaries (defined below) taken as a whole and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Morris is registered as a federal savings bank holding company with the Office of Thrift Supervision (the "OTS"). Morris has furnished Northern true and correct copies of its Articles of Incorporation and Bylaws, as amended.

         (b) Morris' Subsidiaries. Schedule 2(b) sets forth a complete and correct list of all of Morris' subsidiaries as of the date hereof (individually a "Morris Subsidiary" and collectively the "Morris Subsidiaries"), all shares of the outstanding capital stock of each of which, except as set forth on Schedule 2(b), are owned directly or indirectly by Morris. Except as set forth on
Schedule 2(b), no equity security of any Morris Subsidiary is or may be required to be issued to any person or entity other than Morris by reason of any option, warrant, scrip, preemptive right, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such Morris Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Morris Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. Except as set forth on Schedule 2(b), all of such shares so owned by Morris are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each Morris Subsidiary is a corporation or federal savings bank duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth on Schedule 2(b), Morris does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

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         (c) Capitalization. The authorized capital stock of Morris consists of
5,000 shares of common stock, of a par value of $100 per share, of which as of the close of business on September 30, 1999, 1017 shares were outstanding and 25 shares were held in the treasury. The maximum number of shares of Morris Common Stock (assuming for this purpose that phantom shares and other share-equivalents constitute Morris Common Stock) that would be outstanding as of the Effective Date of the Merger if all options, warrants, conversion rights and other rights with respect thereto were exercised is 1017. All of the outstanding shares of capital stock of Morris have been duly and validly authorized and issued and are fully paid and nonassessable. Except as set forth in Schedule 2(c), there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls, preemptive rights or other rights obligating Morris to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of Morris. Except as set forth on Schedule 2(c), since September 30, 1997, no shares of Morris capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by Morris or any Morris Subsidiary and, except as set forth on Schedule 2(c), no dividends or other distributions have been declared, set aside, made or paid to the shareholders of Morris.

         (d) Authorization. Morris has the corporate power and corporate authority to enter into this Agreement and the Merger Agreement and, subject to any required approvals of its shareholders, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Merger Agreement by Morris and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Morris. Subject to such approvals of shareholders and of government agencies and other governing boards having regulatory authority over Morris as may be required by statute or regulation, this Agreement and the Merger Agreement are valid and binding obligations of Morris enforceable against Morris in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors and contracting parties generally and except as enforceability may be subject to general principles of equity. Except as set forth on Schedule 2(d), neither the execution, delivery and performance by Morris of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Morris with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Morris or any Morris Subsidiary under any of the terms, conditions or provisions of (x) its Articles of Incorporation or Bylaws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Morris or any Morris Subsidiary is a party or by which it may be bound, or to which Morris or any Morris Subsidiary or any of the properties or assets of Morris or any Morris Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next sentence, to the best knowledge of Morris, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Morris or any Morris Subsidiary or any of their respective properties or assets. Except as set forth on Schedule 2(d), other than in connection with or in compliance with the provisions of the Securities Act of 1933 and the rules and regulations thereunder (the "Securities

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Act"), the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act, and filings required to effect the Merger under Minnesota law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Morris of the transactions contemplated by this Agreement and the Merger Agreement.

         (e) Morris Financial Statements. The consolidated balance sheets of Morris and the Morris Subsidiaries as of September 30, 1998, 1997 and 1996 and related consolidated statements of income, shareholders' equity and cash flows for the three years ended September 30, 1998, and the unaudited consolidated statements of financial condition of Morris and the Morris Subsidiaries as of August 31, 1999 and the related unaudited consolidated statements of income, shareholders' equity and cash flows for the 11 months then ended (collectively, the "Morris Financial Statements"), present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of Morris and the Morris Subsidiaries at the dates and the consolidated results of operations and cash flows of Morris and the Morris Subsidiaries for the periods stated therein.

         (f) Reports. Since September 30, 1992, Morris and each Morris Subsidiary has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file, if any, with (i) the Securities and Exchange Commission ("SEC"), including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements, (ii) the Federal Reserve Board,
(iii) the Federal Deposit Insurance Corporation (the "FDIC"), (iv) the United States Comptroller of the Currency (the "Comptroller"), (v) the OTS, and (vi) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Morris Reports". As of their respective dates, the Morris Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller, the OTS and applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Copies of all the Morris Reports have been made available to Northern by Morris.

         (g) Properties and Leases. Except as may be reflected in the Morris Financial Statements and except for any lien for current taxes not yet delinquent, Morris and each Morris Subsidiary have good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in Morris' consolidated balance sheet as of August 31, 1999, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases of real property and all other leases material to Morris or any Morris Subsidiary pursuant to which Morris or such Morris Subsidiary, as lessee, leases personal property, which leases are described on Schedule 2(g), are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Morris or such Morris Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all Morris' and each Morris Subsidiary's buildings and

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equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

         (h) Taxes. Each of Morris and the Morris Subsidiaries has filed all federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and, except as set forth on Schedule 2(h), paid all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of Morris and the Morris Subsidiaries for the fiscal year ended September 30, 1992, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on Schedule 2(h), (i) neither Morris nor any Morris Subsidiary is a party to any pending action or proceeding, nor to Morris' knowledge is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Morris or any Morris Subsidiary which has not been settled, resolved and fully satisfied. Each of Morris and the Morris Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties. The consolidated balance sheet as of August 31, 1999, referred to in
Section 2(e) hereof, includes adequate provision for all accrued but unpaid federal, state, county, local and foreign taxes, interest, penalties, assessments or deficiencies of Morris and the Morris Subsidiaries with respect to all periods through the date thereof.

         (i) Absence of Certain Changes. Since August 31, 1999, except as set forth on Schedule 2(i), there has been no change in the business, financial condition or results of operations of Morris or any Morris Subsidiary which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Morris and the Morris Subsidiaries taken as a whole.

         (j) Commitments and Contracts. Except as set forth on Schedule 2(j), neither Morris nor any Morris Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

                  (i) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by Morris or such Morris Subsidiary);

                  (ii) any plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant;

                  (iii) any labor contract or agreement with any labor union;

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                  (iv) any contract not made in the ordinary course of business containing covenants which limit the ability of Morris or any Morris Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Morris or any Morris Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

                  (v) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K;

                  (vi) any lease with annual rental payments aggregating $10,000 or more;

                  (vii) any agreement or commitment with respect to the Community Reinvestment Act with any state or federal bank regulatory authority or any other party or any other agreement or commitment with any state or federal bank or bank holding company regulatory authority; or

                  (viii) any current or past agreement, contract or understanding with any current or former director, officer, employee, consultant, financial adviser, broker, dealer, or agent providing for any rights of indemnification in favor of such person or entity.

         (k) Litigation and Other Proceedings. Morris has furnished Northern a written list of pending legal and regulatory proceedings filed against Morris or any Morris Subsidiary. There is no pending or, to the best knowledge of Morris, threatened, claim, action, suit, investigation or proceeding against Morris or any Morris Subsidiary, nor is Morris or any Morris Subsidiary subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Morris and the Morris Subsidiaries taken as a whole.

         (l) Insurance. Morris and each Morris Subsidiary is presently insured, and during each of the past five calendar years (or during such lesser period of time as Morris has owned such Morris Subsidiary) has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation; provided, however, Morris does not currently carry directors' and officers' liability insurance or employer liability insurance. All insurance policies under which Morris is the "Named Insured" are listed on Schedule 2(l).

         (m) Compliance with Laws. Morris and each Morris Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of Morris or such Morris Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Morris, no

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suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Morris and each Morris Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Neither Morris nor any Morris Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application and except as set forth on Schedule 2(m), no federal, state, municipal or other governmental authority has placed any restriction on the business or properties of Morris or any Morris Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of Morris and the Morris Subsidiaries taken as a whole.

         (n) Labor. No work stoppage involving Morris or any Morris Subsidiary is pending or, to the best knowledge of Morris, threatened. Neither Morris nor any Morris Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Morris or such Morris Subsidiary. Employees of Morris and the Morris Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

         (o) Material Interests of Certain Persons. Except as set forth on
Schedule 2(o), to the best knowledge of Morris no officer or director of Morris or any Morris Subsidiary, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Morris or any Morris Subsidiary.
Schedule 2(o) sets forth (i) a correct and complete list of any loan from Morris or any Morris Subsidiary to any present officer, director, employee or any associate or related interest of any such person which was required under Regulation O of the Federal Reserve Board to be approved by or reported to Morris' or such Morris Subsidiary's Board of Directors; (ii) all currently outstanding loans made by Morris; (iii) all pledges of the capital stock of any Morris Subsidiary; and (iv) all loans made by any Morris Subsidiary to any shareholder of Morris or the Affiliates, to any relatives of such shareholder or to any entity controlled by such shareholder or such shareholder's relative.

         (p)      Morris Benefit Plans.

                  (i) The only "employee benefit plans" within the meaning of
         Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for which Morris or any Morris Subsidiary acts as the plan sponsor as defined in ERISA Section 3(16)(B), and with respect to which any liability under ERISA or otherwise exists or may be incurred by Morris or any Morris Subsidiary are those set forth on
         Schedule 2(p) (the "Plans"). No Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

                  (ii) Each Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on Schedule 2(p), Morris or the

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         Morris Subsidiaries have received favorable determination letters from the Internal Revenue Service under the provisions of the Tax Reform Act of 1986 ("TRA '86") for each of the Plans to which the qualification requirements of Section 401(a) of the Code apply. Morris knows of no reason that any Plan subject to the qualification provisions of Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and knows of no reason that each related trust is not exempt from taxation under Section 501(a) of the Code.

                  (iii) The present value of all benefits vested and all benefits accrued under each Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Plan as of the end of the most recent Plan year, exceed the value of the assets of the Plan allocable to such vested or accrued benefits.

                  (iv) Except as disclosed in Schedule 2(p), and to the best knowledge of Morris, no Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA or violated any of the fiduciary standards under Part 4 of Title I of ERISA, which could subject, to the best knowledge of Morris, such Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Plan or trust, to the tax or penalty on prohibited transactions imposed by
         Section 4975 of the Code or would result in material liability to Morris and the Morris Subsidiaries taken as a whole.

                  (v) No Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA with respect to any Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

                  (vi) No Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), since the effective date of ERISA.

                  (vii) Except as disclosed in Schedule 2(p), neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any payment in excess of $5,000 for any individual or $40,000 in the aggregate (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of Morris or any Morris Subsidiary under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

         (q) Regulatory Filings. None of the information regarding Morris, the holders of Morris' capital stock, or the Morris Subsidiaries, supplied or to be supplied by Morris for inclusion in any documents to be filed with any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreement including, without limitation, any information supplied specifically for inclusion or incorporation by reference in the Registration Statement (defined below) or any of Northern's press releases, periodic reports pursuant to Sections 13 and 15(d) of the Exchange Act, or other Northern registration statements (collectively, the "Other Northern Public Documents"), will, at the respective times such documents are filed with any regulatory authority and/or disclosed to the public, and at any time they are amended or supplemented and at the time they become effective under the Securities Act, as applicable, contain an untrue statement of material fact or omit to state a material fact required to be stated therein as necessary in order to make the statement therein, in light of the circumstances under which they are made not misleading. All documents which Morris and the Morris Subsidiaries are responsible for filing with any regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

         (r) Registration Obligations. Except as set forth on Schedule 2(r), neither Morris nor any Morris Subsidiary is under any obligation, contingent or otherwise, which will survive the Merger by reason of any agreement to register any of its securities under the Securities Act.

         (s) Brokers and Finders. Neither Morris nor any Morris Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Morris or any Morris Subsidiary in connection with this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby.

         (t) Administration of Trust Accounts. Morris and each Morris Subsidiary has properly administered in all respects material and which could reasonably be expected to be material to the financial condition of Morris and the Morris Subsidiaries taken as a whole all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither Morris, any Morris Subsidiary, nor any director, officer or employee of Morris or any Morris Subsidiary has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the financial condition of Morris and the Morris Subsidiaries taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

         (u) No Defaults. Except as set forth on Schedule 2(u), Neither Morris nor any Morris Subsidiary is in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default, under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon Morris and the Morris Subsidiaries taken as a whole. To the best of Morris' knowledge, all parties with whom Morris or any Morris Subsidiary has material leases, agreements or contracts or who owe to Morris or any Morris Subsidiary material obligations other than with respect to those arising in the ordinary course of the banking business of the Morris Subsidiaries are in compliance therewith in all material respects.

         (v) Environmental Liability. There is no legal, administrative, or other proceeding, claim, or action of any nature seeking to impose, or that could result in the imposition, on Morris or any Morris Subsidiary of any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or to the best of Morris' knowledge, threatened against Morris or any Morris Subsidiary, the result of which has had or could reasonably be expected to have a material adverse effect upon Morris and Morris' Subsidiaries taken as a whole; to the best of Morris' knowledge there is no reasonable basis for any such proceeding, claim or action; and to the best of Morris' knowledge neither Morris nor any Morris Subsidiary is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability. Morris has provided Northern with copies of all environmental assessments, reports, studies and other related information in its or any Morris Subsidiary's possession with respect to each bank facility and each non-residential OREO property.

         (w) Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements (if any) to which Morris or any Morris Subsidiary is a party or by which any of their respective properties may be bound, are set forth on Schedule 2(w); and (i) were entered into in the ordinary course of business and, to Morris' best knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of all regulatory authorities to which Morris and the Morris Subsidiaries are subject and with counterparties believed to be financially responsible at the time, (ii) are legal, valid and binding obligations enforceable in accordance with their terms, and (iii) are in full force and effect. Morris and the Morris Subsidiaries have duty performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to Morris' best knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. Morris has delivered or made available to Northern true, correct and complete copies of all such interest rate risk management agreements and arrangements.

         (x) Corporate Records. Morris has provided to Northern a list of all minutes of meetings of the Board of Directors, committees of the Board of Directors and shareholders of Morris and each of the Morris Subsidiaries certified by the Secretary of Morris or such Morris Subsidiary and true and correct copies of such minutes signed by the Secretary or the Chairman of such meeting are contained in the minute books of Morris or such Morris Subsidiary.

         (y) Unfunded Commitments. Schedule 2(y) sets forth a true and complete list of all unfunded commitments by borrower, date and amount of commitment as of August 31, 1999, and such schedule will be updated as of the end of the month immediately preceding the Closing Date.

         3. Representations and Warranties of Northern. Northern represents and warrants to Morris as follows:

         (a) Organization and Authority. Northern is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Northern and its subsidiaries taken as a whole and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Northern is registered as a bank holding company with the Board of Governors of the Federal Reserve (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Northern has furnished Morris true and correct copies of its Articles of Incorporation and Bylaws, as amended.

         (b) Northern Subsidiaries. Schedule 3(b) sets forth a complete and correct list of all of Northern's subsidiaries as of the date hereof (individually a "Northern Subsidiary" and collectively the "Northern Subsidiaries"), all shares of the outstanding capital stock of each of which, except as set forth in Schedule 3(b), are owned directly or indirectly by Northern. Except as set forth on Schedule 3(b), no equity security of any Northern Subsidiary is or may be required to be issued to any person or entity other than Northern by reason of any option, warrant, scrip, preemptive right, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such Northern Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Northern Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. Except as set forth on
Schedule 3(b), all of such shares so owned by Northern are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each Northern Subsidiary is a corporation or banking association duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth on Schedule 3(b), Northern does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

         (c) Northern Capitalization. The authorized capital stock of Northern consists of 15,000,000 shares of common stock, of a par value of $.01 per share, of which as of the close of business on September 30, 1999, 425,600 shares of common stock were outstanding and no shares were held in treasury. All of the outstanding shares of capital stock of Northern have been duly and validly authorized and issued and are fully paid and nonassessable. Except as set forth in Schedule 3(c), there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls, preemptive rights or other rights obligating Northern to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of Northern. No shares of Northern capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by Northern or any Northern Subsidiary and no dividends or other distributions have been declared, set aside, made or paid to the shareholders of Northern.

         (d) Authorization. Northern has the corporate power and authority to enter into this Agreement and the Merger Agreement and, subject to any required approvals of its shareholders, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Merger Agreement by Northern and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Northern. Subject to such approvals of shareholders and of government agencies and other governing boards having regulatory authority over Northern as may be required by statute or regulation, this Agreement and the Merger Agreement are valid and binding obligations of Northern enforceable against Northern in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors and contracting parties generally and except as enforceability may be subject to general principles of equity. Except as set forth on Schedule 3(d), neither the execution, delivery and performance by Northern of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Northern with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Northern or any Northern Subsidiary under any of the terms, conditions or provisions of (x) its Articles of Incorporation or Bylaws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Northern or any Northern Subsidiary is a party or by which it may be bound, or to which Northern or any Northern Subsidiary or any of the properties or assets of Northern or any Northern Subsidiary may be subject, or
(ii) subject to compliance with the statutes and regulations referred to in the next sentence, to the best knowledge of Northern, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Northern or any Northern Subsidiary or any of their respective properties or assets. Except as set forth on Schedule 3(d), other than in connection with or in compliance with the provisions of the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act, and filings required to effect the Merger under Minnesota law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Northern of the transactions contemplated by this Agreement and the Merger Agreement.

         (e) Northern Financial Statements. The consolidated balance sheets of Northern and Northern's Subsidiaries as of June 30, 1999 and related consolidated statements of income, stockholders' equity and cash flows for the fiscal year ended June 30, 1999, and the unaudited statements of financial condition of Northern and the Northern Subsidiaries as of August 31, 1999 and the related unaudited consolidated statements of income, shareholders' equity and cash flows for the two months then ended (collectively, the "Northern

Financial Statements"), present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of Northern and the Northern Subsidiaries at the dates and the consolidated results of operations and cash flows of Northern and the Northern Subsidiaries for the periods stated therein.

         (f) Reports. Since December 31, 1998, Northern and each Northern Subsidiary has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file, if any, with (i) the SEC, including, but not limited to, Forms 10-KSB, Forms 10-QSB and proxy statements, (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the Comptroller, (v) the OTS, and (vi) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Northern Reports." As of their respective dates, the Northern Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller, the OTS and applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Copies of all the Northern Reports have been made available to Morris by Northern.

         (g) Properties and Leases. Except as may be reflected in the Northern Financial Statements and except for any lien for current taxes not yet delinquent, Northern and each Northern Subsidiary have good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in Northern's consolidated balance sheet as of June 30, 1999, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases of real property and all other leases material to Northern or any Northern Subsidiary pursuant to which Northern or such Northern Subsidiary, as lessee, leases personal property, are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Northern or such Northern Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all Northern's and each Northern Subsidiary's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

         (h) Taxes. Each of Northern and the Northern Subsidiaries has filed all federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and, except as set forth on Schedule 3(h), paid all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The first federal income tax return of Northern and the Northern Subsidiaries is for the fiscal year ended June 30, 1999. Except only as set forth on Schedule 3(h), (i) neither Northern nor any Northern Subsidiary is a party to any pending action or proceeding, nor to Northern's knowledge is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Northern or any Northern Subsidiary which has not been settled, resolved and fully satisfied.

Each of Northern and the Northern Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties. The consolidated balance sheet as of June 30, 1999, referred to in Section 3(e) hereof, includes adequate provision for all accrued but unpaid federal, state, county, local and foreign taxes, interest, penalties, assessments or deficiencies of Northern and the Northern Subsidiaries with respect to all periods through the date thereof.

         (i) Absence of Certain Changes. Since June 30, 1999, there has been no change in the business, financial condition or results of operations of Northern or any Northern Subsidiary which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Northern and the Northern Subsidiaries taken as a whole.

         (j) Commitments and Contracts. Except as set forth on Schedule 3(j), neither Northern nor any Northern Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

                  (i) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by Northern or such Northern Subsidiary);

                  (ii) any plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant;

                  (iii) any labor contract or agreement with any labor union.

                  (iv) any contract not made in the ordinary course of business containing covenants which materially limit the ability of Northern or any Northern Subsidiary to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which, Northern or any Northern Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

                  (v) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K; and

                  (vi) any current or past agreement, contract or understanding with any current or former director, officer, employee, consultant, financial adviser, broker, dealer, or agent providing for any rights of indemnification in favor of such person or entity.

         (k) Litigation and Other Proceedings. There is no pending or, to the best knowledge of Northern, threatened, claim, action, suit, investigation or proceeding against Northern or any Northern Subsidiary, nor is Northern or any

Northern Subsidiary subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Northern and the Northern Subsidiaries taken as a whole.

         (l) Insurance. Northern and each Northern Subsidiary is presently insured, and during each of the past five calendar years (or during such lesser period of time as Northern has owned such Northern Subsidiary) has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

         (m) Compliance with Laws. Northern and each Northern Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties or assets and to carry on its business as presently conducted and that are material to the business of Northern or such Northern Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Northern, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Northern and each Northern Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Neither Northern nor any Northern Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application and except as set forth on
Schedule 3(m), no federal, state, municipal or other governmental authority has placed any restriction on the business or properties of Northern or any Northern Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of Northern and the Northern Subsidiaries taken as a whole.

         (n) Labor. No work stoppage involving Northern or any Northern Subsidiary is pending or, to the best knowledge of Northern, threatened. Neither Northern nor any Northern Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Northern or such Northern Subsidiary. Employees of Northern and the Northern Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

         (o)      Northern Benefit Plans.

                  (i) The only "employee benefit plans" within the meaning of
         Section 3(3) of ERISA for which Northern or any Northern Subsidiary acts as the plan sponsor as defined in ERISA Section 3(16)(B), and with respect to which any liability under ERISA or otherwise exists or may be incurred by Northern or any Northern Subsidiary are those set forth on Schedule 3(o) (the "Northern Plans"). No Northern Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

                  (ii) Each Northern Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on Schedule 3(o), Northern or the Northern Subsidiaries have received favorable determination letters from the Internal Revenue Service under the provisions of TRA '86 for each of the Northern Plans to which the qualification requirements of
         Section 401(a) of the Code apply. Northern knows of no reason that any Northern Plan subject to the qualification provisions of Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and knows of no reason that each related trust is not exempt from taxation under Section 501(a) of the Code.

                  (iii) The present value of all benefits vested and all benefits accrued under each Northern Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Northern Plan as of the end of the most recent Plan year, exceed the value of the assets of the Northern Plans allocable to such vested or accrued benefits.

                  (iv) Except as set forth on Schedule 3(o), and to the best knowledge of Northern, no Northern Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in
         Section 4975 of the Code or Section 406 of ERISA or violated fiduciary standards under Part 4 of Title I of ERISA, which could subject, to the best knowledge of Northern, such Northern Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Northern Plan or trust, to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or would result in material liability to Northern and the Northern Subsidiaries taken as a whole.

                  (v) No Northern Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA with respect to any Northern Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

                  (vi) No Northern Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), since the effective date of ERISA.

                  (vii) Neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any payment in excess of $5,000 for any individual or $40,000 in the aggregate (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of Northern or any Northern Subsidiary under any Northern Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Northern Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

         (p) Regulatory Filings. None of the information regarding Northern and the Northern Subsidiaries supplied or to be supplied by Northern for inclusion in any documents to be filed with any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreement will, at the respective times such documents are filed with any regulatory authority, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. All documents which Northern and the Northern Subsidiaries are responsible for filing with any regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

         (q) Brokers and Finders. Neither Northern nor any Northern Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Northern or any Northern Subsidiary in connection with this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby.

         (r) No Defaults. Neither Northern nor any Northern Subsidiary is in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon Northern and the Northern Subsidiaries taken as a whole. To the best of Northern's knowledge, all parties with whom Northern or any Northern Subsidiary has material leases, agreements or contracts or who owe to Northern or any Northern Subsidiary material obligations other than with respect to those arising in the ordinary course of the banking business of the Northern Subsidiaries are in compliance therewith in all material respects.

         (s) Environmental Liability. There is no legal, administrative, or other proceeding, claim, or action of any nature seeking to impose, or that could result in the imposition, on Northern or any Northern Subsidiary of any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA, pending or to the best of Northern's knowledge, threatened against Northern or any Northern Subsidiary, the result of which has had or could reasonably be expected to have a material adverse effect upon Northern and the Northern Subsidiaries taken as a whole; to the best of Northern's knowledge there is no reasonable basis for any such proceeding, claim or action; and to the best of Northern's knowledge neither Northern nor any Northern Subsidiary is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability. Northern has provided Morris with copies of all environmental assessments, reports, studies and other related information in its or any Northern Subsidiary's possession.

         (t) No Intention to Dispose of Assets. Northern has no plan or intention to sell or otherwise dispose of any of the assets of Morris to be acquired in the Merger, except for dispositions in the ordinary course of business or transfers to controlled subsidiaries.

         4. Covenants of Morris. Morris covenants and agrees with Northern as follows:

         (a) Except as otherwise permitted or required by this Agreement, from the date hereof until the Effective Time of the Merger, Morris, and each Morris Subsidiary will: maintain its corporate existence in good standing; maintain the general character of its business and conduct its business in its ordinary and usual manner; extend credit in accordance with existing lending policies, except that it shall not, without the prior written consent of Northern (which consent requirement shall be deemed to be waived as to any loan approval request to which Northern has not responded by the end of the next business day following the day of receipt of the written request by the designated Northern employee identified in Schedule 4(a) hereto, as such Schedule 4(a) may be changed by Northern from time to time upon five (5) days advance written notice to Morris), make any new loan (except pursuant to commitments made prior to the date of this Agreement) to any borrower if the amount of the resulting loan, when aggregated with all other loans or extensions of credit to such person, would be in excess of $250,000, or modify, restructure or renew any existing loan (except pursuant to commitments made prior to the date of this Agreement) to any borrower if the amount of the resulting loan, when aggregated with all other loans or extensions of credit to such person, would be in excess of $250,000; maintain all books and records of it and the Morris Subsidiaries, including all financial statements, in accordance with the accounting principles and practices consistent with those used for the Morris Financial Statements, except for changes in such principles and practices required under generally accepted accounting principles; maintain its properties in good repair and condition, ordinary wear and tear excepted; maintain in all material respects presently existing insurance coverage; use its best efforts to preserve its business organization intact, to keep the services of its present principal employees and to preserve its good will and the good will of its suppliers, customers and others having business relationships with it; use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the Merger; comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses and permits applicable to the properties and operations of Morris and each Morris Subsidiary the noncompliance with which reasonably could be expected to have a material adverse effect on Morris and the Morris Subsidiaries taken as a whole; and permit Northern and its representatives to examine its and its subsidiaries' books, records and properties and to interview officers, employees and agents at all reasonable times when it is open for business. No such examination by Northern or its representatives either before or after the date of this Agreement shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Morris herein expressed.

         (b) Except as otherwise contemplated or required by this Agreement, from the date hereof until the Effective Time of the Merger, Morris and each Morris Subsidiary will not (without the prior written consent of Northern): amend or otherwise change its articles or certificate of incorporation or by-laws; issue or sell or authorize for issuance or sale, or grant any options or make other agreements with respect to the issuance or sale or conversion of, any shares of its capital stock, phantom shares or other share-equivalents, or any other of its securities; authorize or incur any long-term debt (other than deposit liabilities); mortgage, pledge or subject to lien or other encumbrance any of its properties, except in the ordinary course of business; enter into any agreement, contract or commitment in excess of $5,000 except banking transactions in the ordinary course of business and in accordance with policies and procedures in effect on the date hereof; make any investments except investments made by bank subsidiaries in the ordinary course of business for terms of up to one year and in amounts of $1,000,000 or less; amend or terminate any Plan except as required by law; make any contributions to any Plan except as required by the terms of such Plan in effect as of the date hereof; declare, set aside, make or pay any dividend or other distribution with respect to its capital stock except: (i) any dividend declared by a Morris Subsidiary's Board of Directors in accordance with applicable law and regulation or (ii) dividends declared by Morris which (x) are consistent with Morris' past practices and (y) aggregate to no more than $300,000; redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of Morris or any Morris Subsidiary; increase the compensation of any officers, directors or executive employees, except pursuant to existing compensation plans and practices; sell or otherwise dispose of any shares of the capital stock of any Morris Subsidiary; or sell or otherwise dispose of any of its assets or properties other than in the ordinary course of business.

         (c) Morris shall promptly take all action necessary in accordance with Minnesota law and Morris' articles of incorporation, as amended, and bylaws to cause a meeting of Morris shareholders (the "Shareholders Meeting") to be duly called and held as soon as reasonably practicable following the date upon which the Registration Statement (as defined below) becomes effective for the purpose of voting upon the Merger, and, subject to fiduciary duties, shall use all reasonable efforts to obtain Morris shareholder approval of this Agreement and the Merger. In accordance therewith, Morris shall cooperate with Northern in the preparation and filing, as soon as reasonably practicable, of a Proxy Statement/Prospectus to be included as part of the Registration Statement (such Proxy Statement/Prospectus together with Notice of Meeting, form of Proxy and any letter or other materials to the Morris shareholders included therein are referred to in this Agreement as the "Proxy Statement/Prospectus"). Morris shall use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the shareholders of Morris as soon as reasonably practicable following its effectiveness, with the date of mailing as mutually determined by Morris and Northern.

         If at any time prior to the Shareholders Meeting, any event should occur relating to Morris or Morris' officers or directors that is required to be described in an amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement, Morris shall promptly inform Northern. Whenever any event that occurs that should be described in an amendment of, or supplement to, the Proxy Statement/Prospectus or the Registration Statement, Morris, shall, upon learning of such event, promptly notify Northern and consult and cooperate with Northern in connection with the preparation of a mutually acceptable amendment or supplement, and shall cooperate with Northern to promptly file such amendment or supplement with the SEC and mail such amendment or supplement as soon as practicable after it is cleared by the SEC.

         (d) None of the information supplied or to be supplied by Morris specifically for inclusion or incorporation by reference in the Proxy

Statement/Prospectus will, at the date it is first mailed to Morris' shareholders and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Morris with respect to statements made or incorporated by reference therein based on information supplied by Northern specifically for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus.

         (e) Morris will take all necessary corporate and other action and use its best efforts to obtain all approvals of regulatory authorities, consents and other approvals required of Morris to carry out the transactions contemplated by this Agreement and will cooperate with Northern to obtain all such approvals and consents required of Northern.

         (f) Morris will use its best efforts to cause its counsel to deliver to Northern a favorable opinion as of the Closing Date in form and substance customary for transactions of this type and satisfactory to counsel for Northern;

         (g) Morris will hold in confidence all documents and information concerning Northern and Northern's Subsidiaries furnished to it and its representatives in connection with the transactions contemplated by this Agreement (the "Northern Evaluation Material") and will not release or disclose the Northern Evaluation Material to any other person, except, in the opinion of Morris' counsel, as required by law and except to its directors, officers, employees and representatives in connection with this Agreement, who shall be directed to treat the Northern Evaluation Material confidentially. If disclosure of the Northern Evaluation Material is required by law, other than pursuant to obtaining regulatory approvals pursuant to the terms of this Agreement, Morris will, unless prohibited by law, in advance of such disclosure provide Northern to the extent reasonably practicable with prompt notice of such requirement(s). In such event, Morris will, unless prohibited by law, use commercially reasonable efforts to provide Northern, in advance of any such disclosure, with copies of any Northern Evaluation Material Morris intends to disclose (and, if applicable, the text of the disclosure language itself) and, to the extent reasonably practicable, to cooperate with Northern at Northern's expense to the extent it may seek to limit such disclosure. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and the Northern Evaluation Material shall not be used in competition with Northern (except to the extent that it can be shown to be previously known to Morris and not known to Morris to be subject to a confidentiality obligation to Northern, in the public domain other than as a result of disclosure by Morris or its representatives, or later acquired by Morris from other legitimate sources not known to Morris to be subject to a confidentiality obligation to Northern) and, upon request, all such documents, copies thereof or extracts therefrom shall immediately thereafter be destroyed (except for Morris Board of Directors minutes, regulatory applications and similar documents) and such destruction shall be certified in writing.

         (h) Neither Morris, nor any Morris Subsidiary, nor any director, officer, representative or agent thereof, will, directly or indirectly, solicit, authorize the solicitation of or enter into any discussions with any corporation, partnership, person or other entity or group (other than Northern) concerning any offer or possible offer (i) to purchase any shares of common stock, any option or warrant to purchase any shares of common stock, any securities convertible into any shares of such common stock, or any other equity security of Morris or any Morris Subsidiary, (ii) to make a tender or exchange offer for any shares of such common stock or other equity security, (iii) to purchase, lease or otherwise acquire the assets of Morris or any Morris Subsidiary except in the ordinary course of business, or (iv) to merge, consolidate or otherwise combine with Morris or any Morris Subsidiary. If any corporation, partnership, person or other entity or group makes an offer or inquiry to Morris or any Morris Subsidiary concerning any of the foregoing, Morris or such Morris Subsidiary will (i) promptly disclose to Northern the fact that such offer or inquiry was made and the terms of such offer (if any), and
(ii) perform the transaction under the terms of such offer with Northern rather than the offeror at Northern's option. If Morris breaches this Section 4(g) or if Northern chooses not to match the terms of a competing offer as contemplated in the previous sentence, Morris will promptly pay to Northern an amount equal to all reasonable and documented out-of-pocket expenses and fees incurred by Northern prior to the notice of the breach or the competing offer (including, without limitation, all fees and expenses of counsel and accountants to Northern) actually incurred or accrued by Northern or on their behalf in connection with the Merger plus $200,000.

         (i) Morris shall consult with Northern before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation and the consent of Northern. The parties have agreed on the text of a press release by which Northern and Morris will announce the execution of this Agreement.

         (j) Morris and each Morris Subsidiary will take all action necessary or required (i) to terminate or amend, if requested by Northern, all qualified pension and welfare benefit plans and all non-qualified benefit plans and compensation arrangements as of the Effective Date of the Merger, and (ii) to submit application to the Internal Revenue Service for a favorable determination letter for each of the Plans which is subject to the qualification requirements of Section 401(a) of the Code prior to the Effective Date of the Merger.

         (k) Morris will and will cause the Morris Subsidiaries to do anything reasonably requested of it by Northern to qualify the Merger as a "pooling of interests" for accounting purposes and neither Morris nor any Morris Subsidiary shall take any action which Northern has advised Morris would disqualify the transaction as a pooling transaction.

         (l) Morris shall use its best efforts to obtain and deliver at least 32 days prior to the Effective Date of the Merger signed representations substantially in the form attached hereto as Exhibit B to Northern by each executive officer, director or shareholder of Morris who may reasonably be deemed an "affiliate" of Morris within the meaning of such term as used in Rule 145 under the Securities Act.

         (m) Morris shall establish, no earlier than two days prior to the Closing Date, such additional accruals and reserves as may be necessary (i) to conform Morris' accounting and credit loss reserve practices and methods to those of Northern and Northern's plans with respect to the conduct of Morris' business following the Merger, provided, however, that no change made by Morris solely based on Northern's direction under this Section will, in and of itself, affect the Valuation, and (ii) to the extent permitted by generally accepted accounting principles, to provide for the costs and expenses relating to the consummation by Morris of the Merger and the other transactions contemplated by this Agreement.

         (n) Morris shall obtain, at its sole expense, Phase I environmental assessments for each parcel of owned real property, excluding only residential OREO property. Oral reports of such environmental assessments shall be delivered to Northern no later than four weeks and written reports shall be delivered to Northern no later than eight weeks from the date of this Agreement. Morris shall obtain, at its sole expense, Phase II environmental assessments for properties identified by Northern on the basis of the results of such Phase I environmental assessments. Morris shall obtain a survey and assessment of all potential asbestos containing material in owned or leased properties (other than OREO property) and a written report of the results shall be delivered to Northern within four weeks of execution of this Agreement.

         (o) Morris shall obtain, at its sole expense, commitments for title insurance and boundary surveys for each parcel of owned real property, excluding only OREO property, which shall be delivered to Northern no later than four weeks from the date of this Agreement.

         (p) Morris agrees that effective with the Closing Date, all policies, as set forth on Schedule 2(l), issued to the "Named Insured" as defined on the policies, will be canceled and become the assets of Northern. To the extent that any such policies provide defense and/or indemnity for claims or losses which occurred prior to the Closing Date, Northern will have the right to manage such claims or losses associated with the liabilities assumed under this Agreement.

         (q) At all times prior to the Closing Date, Morris will permit Northern and its representatives to examine its books, records and properties and interview officers, employees and agents of Morris at all reasonable times when it is open for business. No such examination by Northern or its representatives shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Morris herein expressed.

         (r) Morris shall furnish or cause to be furnished to Northern all information concerning Morris, the holders of its capital stock and the Morris Subsidiaries and shall take all such other action and otherwise cooperate with Northern as Northern may request (i) in satisfying Northern's obligations to publicly disclose information regarding Morris and this Agreement in the Registration Statement, or the Other Northern Public Documents and (ii) for inclusion in any other statement or application made by Northern to any governmental body in connection with the transactions contemplated by this Agreement.

         (s) Morris shall use all reasonable efforts to cause Michael Anderson & Associates ("Morris' Accountant"), its independent auditors, to deliver a letter dated as of the date of the Proxy Statement/Prospectus, and addressed to itself and Northern and their respective Boards of Directors, consenting to the use of its audit reports in connection with the Registration Statement and the Proxy

Statement/Prospectus and otherwise in form and substance reasonably satisfactory to Northern.

         (t) Morris shall use all reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

         5. Covenants of Northern. Northern covenants and agrees with Morris as follows:

         (a) From the date hereof until the Effective Time of the Merger, Northern will maintain its corporate existence in good standing; conduct, and cause the Northern Subsidiaries to conduct, their respective businesses in compliance with all material obligations and duties imposed on them by all laws, governmental regulations, rules and ordinances, and judicial orders, judgments and decrees applicable to Northern or the Northern Subsidiaries, their businesses or their properties; maintain all books and records of it and the Northern Subsidiaries, including all financial statements, in accordance with the accounting principles and practices consistent with those used for the Northern Financial Statements, except for changes in such principles and practices required under generally accepted accounting principles.

         (b) Northern shall, with the cooperation of Morris, prepare and file, as soon as reasonably practicable, a registration statement under the Securities Act registering the shares of Northern Common Stock to be issued in the Merger or an offering memorandum to take advantage of an available exemption from registration (provided that the holders of Morris Common Stock shall be granted registration rights with respect to any shares distributed to them on the basis of any exemption from registration) (the "Registration Statement"), which Registration Statement shall include the Proxy Statement/Prospectus. Northern will use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly thereafter as practicable. Northern shall also take any action required to be taken under state blue sky or securities laws in connection with the issuance of Northern Common Stock pursuant to the Merger. In the event Northern is not permitted by the SEC to file a registration statement registering the shares of Northern Common Stock to be issued in the Merger, Northern agrees to file as soon as practicable following written notice from no fewer than three (3) of the former Morris shareholders, a registration statement on Form S-3 with the SEC registering the shares of Northern Common stock to be issued in the Merger. Northern agrees to use its best efforts to file all documents and to take all other steps possible in order to have such registration declared effective within 90 days following date of notice. Northern further agrees that once the S-3 registration statement has been declared effective, it will use its best efforts to keep such S-3 registration statement effective for a period of not less than two (2) years after the Closing Date, or when the shareholders giving notice have sold the Northern shares registered on the S-3 registration statement, whichever occurs first. For a period of two (2) years following the Closing Date, Morris shareholders shall have piggyback registration rights to register Northern shares received in the Merger in any registration statement filed by Northern (other than Forms S-8 or S-4).

         (c) None of the information supplied or to be supplied by Northern specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus or the Registration Statement will, at the time the Registration Statement or Proxy Statement/Prospectus is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Northern with respect to statements made or incorporated by reference therein based on information supplied by Morris specifically for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus.

         (d) Northern shall call and hold a stockholders meeting for the purpose of voting on the approval of the Merger as soon as practicable after the date on which the Registration Statement becomes effective. Unless otherwise required under the applicable fiduciary duties of the board of directors of Northern, as determined by such directors in good faith after consultation with and based upon the advice of independent legal counsel, Northern shall solicit from its stockholders proxies in favor of adoption of this Agreement and approval of the transactions contemplated hereby, and shall take all other action necessary or advisable to secure the vote or consent of stockholders to obtain such approval. If, as a result of Northern's secondary offering, one or more persons acting in concert, which persons are not currently shareholders of Northern, obtain control (meaning the power to vote a majority of Northern's outstanding shares) of Northern and vote against the Merger, Northern will promptly pay to Morris an amount equal to all reasonable and documented out-of-pocket expenses and fees incurred by Morris prior to the negative vote (including, without limitation, all fees and expenses of counsel and accountants to Morris) actually incurred or accrued by Morris or on their behalf in connection with the Merger plus $200,000.

         (e) For a period of one year beginning on the Closing Date, Northern will continue to file all reports under Sections 13 and 15(d) of the Exchange Act necessary to permit persons formerly holding Morris Common Stock to sell their Northern Common Stock under Rules 144 and 145(d).

         (f) Northern will file all documents required to be filed to permit the Northern Common Stock to be quoted on the OTS Bulletin Board.

         (g) The shares of Northern Common Stock to be issued by Northern to the shareholders of Morris pursuant to this Agreement and the Merger Agreement will, upon such issuance and delivery to the shareholders of Morris pursuant to the Merger Agreement, be duly authorized, validly issued, fully paid and nonassessable. The shares of Northern Common Stock to be delivered to the shareholders of Morris pursuant to the Merger Agreement are and will be free of any preemptive rights of the stockholders of Northern.

         (h) Northern will take all necessary corporate and other action and file all documents required to obtain and will use its best efforts to obtain all approvals of regulatory authorities, consents and approvals required of it to carry out the transactions contemplated by this Agreement and will cooperate with Morris to obtain all such approvals and consents required by Morris, including, without limitation, actions required to comply with any of the following laws (if any are required) the provisions of the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act, and filings required to effect the Merger under Minnesota law.

         (i) Northern will hold in confidence all documents and information concerning Morris and Morris' Subsidiaries furnished to it and its representatives in connection with the transactions contemplated by this Agreement (the "Morris Evaluation Material") and will not release or disclose the Morris Evaluation Material to any other person, except, in the opinion of Northern's counsel, as required by law and except to its directors, officers, employees and representatives in connection with this Agreement, who shall be directed to treat the Morris Evaluation Material confidentially. If disclosure of the Morris Evaluation Material is required by law, other than pursuant to obtaining regulatory approvals pursuant to the terms of this Agreement, Northern will, unless prohibited by law, in advance of such disclosure provide Morris to the extent reasonably practicable with prompt notice of such requirement(s). In such event, Northern will, unless prohibited by law, use commercially reasonable efforts to provide Morris, in advance of any such disclosure, with copies of any Morris Evaluation Material Northern intends to disclose (and, if applicable, the text of the disclosure language itself) and, to the extent reasonably practicable, to cooperate with Morris at Morris' expense to the extent it may seek to limit such disclosure. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and the Morris Evaluation Material shall not be used in competition with Morris (except to the extent that it can be shown to be previously known to Northern and not known to Northern to be subject to a confidentiality obligation to Morris, in the public domain other than as a result of disclosure by Northern or its representatives, or later acquired by Northern from other legitimate sources not known to Northern to be subject to a confidentiality obligation to Morris) and, upon request, all such documents, copies thereof or extracts therefrom shall immediately thereafter be destroyed (except for Northern Board of Directors minutes, regulatory applications and similar documents) and such destruction shall be certified in writing.

         (j) Northern will file any documents or agreements required to be filed in connection with the Merger under the Minnesota Business Corporation Act.

         (k) Northern will use its best efforts to cause its counsel to deliver to Morris a favorable opinion as of the Closing Date in form and substance customary for transactions of this type and satisfactory to counsel for Morris;

         (l) Northern shall consult with Morris before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation and the consent of Morris. The parties have agreed on the text of a press release by which Northern and Morris will announce the execution of this Agreement.

         (m) Northern shall give Morris notice of receipt of the regulatory approvals referred to in Section 7(f) and shall provide Morris with copies, immediately prior to filing and as filed, of the non-confidential portions of the applications required to be filed in connection with such approvals.

         (n) Neither Northern nor any Northern Subsidiary shall take any action which with respect to Northern would disqualify the Merger as a "pooling of interests" for accounting purposes. Northern shall use its best efforts to obtain and deliver to Morris, prior to the Effective Date of the Merger, signed representations from the directors and executive officers of Northern to the effect that, except for de minimum dispositions which will not disqualify the Merger as a pooling of interests, they will not dispose of shares of Northern or Morris during the period commencing 30 days prior to the Effective Date and ending upon publication by Northern of financial results including at least 30 days of combined operations of Morris and Northern.

         (o) At all times prior to the Closing Date, Northern will permit Morris and its representatives to examine its books, records and properties and interview officers, employees and agents of Northern at all reasonable times when it is open for business. No such examination by Morris or its representatives shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Northern herein expressed.

         (p) Northern shall use all reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

         6. Conditions Precedent to Obligation of Morris. The obligation of Morris to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following further conditions, which may be waived in writing by Morris:

         (a) Except as they may be affected by transactions contemplated by this Agreement and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in Section 3 hereof shall be true and correct in all respects material to Northern and its subsidiaries taken as a whole or material to the Merger as if made at the Time of Filing.

         (b) Northern shall have, or shall have caused to be, performed and observed in all respects material to Northern and its subsidiaries taken as a whole or material to the Transaction all covenants, agreements and conditions contained herein to be performed or observed by it at or before the Time of Filing.

         (c) Morris shall have received a favorable certificate, dated as of the Effective Date of the Merger, signed by the Chairman, the President or any

Executive Vice President or Senior Vice President and by the Secretary or Assistant Secretary of Northern, as to the matters set forth in Subsections (a) and (b) of this Section 6.

         (d) This Agreement and the Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Morris required for approval of a plan of merger in accordance with the provisions of Morris' Articles of Incorporation and the Minnesota Business Corporation Act.

         (e) This Agreement and the Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Northern required for approval of a plan of merger in accordance with the provisions of Northern's Articles of Incorporation and the Minnesota Business Corporation Act.

         (f) Northern shall have received approval by the Federal Reserve Board and by such other governmental agencies as may be required by law of the transactions contemplated by this Agreement and the Merger Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired.

         (g) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

         (h) The Registration Statement shall have been declared effective by the SEC, and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened and be unresolved. Northern shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

         (i) The shares of Northern Common Stock to be delivered to the stockholders of Morris pursuant to this Agreement and the Merger Agreement shall have been authorized for quotation on the OTC Bulletin Board and shall be freely tradable subject only to such limitations as may be applicable pursuant to Rule 145 under the Securities Act.

         (j) Morris shall have received an opinion, dated the Closing Date, of counsel to Morris, substantially to the effect that, for federal income tax purposes: (i) the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) of the Code; (ii) no gain or loss will be recognized by the holders of Morris Common Stock upon receipt of Northern Common Stock except for cash received in lieu of fractional shares; (iii) the basis of the Northern Common Stock received by the shareholders of Morris will be the same as the basis of Morris Common Stock exchanged therefor; and (iv) the holding period of the shares of Northern Common Stock received by the shareholders of Morris will include the holding period of the Morris Common Stock, provided such shares of Morris Common Stock were held as a capital asset as of the Effective Time of the Merger.

         (k) At least 350,000 shares of Northern Common Stock shall have been sold in the secondary offering planned by Northern at a price not less than $10 per share.

         (l) The execution and delivery of an employment agreement between Northern and Allan R. Thoren to be effective as of the Closing Date.

         (m) The Merger shall qualify as a "pooling of interests" for accounting purposes and Northern shall have received from Bertram Cooper & Co., LLP and Morris' Accountant opinions to that effect.

         (n) Since June 30, 1999, no change shall have occurred and no circumstances shall exist which has had or might reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or prospects of Northern and the Northern Subsidiaries taken as a whole (other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally or changes in the general level of interest rates).

         7. Conditions Precedent to Obligation of Northern. The obligation of Northern to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following conditions, which may be waived in writing by Northern:

         (a) Except as they may be affected by transactions contemplated by this Agreement and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions occurring after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in Section 2 hereof shall be true and correct in all respects material to Morris and the Morris Subsidiaries taken as a whole or material to the Merger as if made at the Time of Filing.

         (b) Morris, and the Morris Subsidiaries shall have, or shall have caused to be, performed and observed in all respects material to Morris and the Morris Subsidiaries taken as a whole or material to the Merger, all covenants, agreements and conditions contained herein to be performed or observed by them at or before the Time of Filing.

         (c) This Agreement and the Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Morris required for approval of a plan of merger in accordance with the provisions of Morris' Articles of Incorporation and the Minnesota Business Corporation Act and no shareholder shall have taken any action to exercise dissenters' appraisal rights.

         (d) This Agreement and the Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Northern required for approval of a plan of merger in accordance with the provisions of Northern's Articles of Incorporation and the Minnesota Business Corporation Act.

         (e) Northern shall have received a favorable certificate dated as of the Effective Date of the Merger signed by the Chairman or President and by the Secretary or Assistant Secretary of Morris, as to the matters set forth in Subsections (a) through (c) of this Section 7.

         (f) Northern shall have received approval by all governmental agencies as may be required by law of the transactions contemplated by this Agreement and the Merger Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired. No approvals, licenses or consents granted by any regulatory authority shall contain any condition or requirement relating to Morris or any Morris Subsidiary that, in the good faith judgment of Northern, is unreasonably burdensome to Northern.

         (g) Morris and the Morris Subsidiaries shall have obtained any and all consents or waivers from other parties to loan agreements, leases or other contracts required for the consummation of the Merger, and any and all permits, authorizations, consents, waivers and approvals required for the lawful consummation by Morris of the Merger except to the extent that such permits, authorizations, consents, waivers and approvals are not material to the business of Morris and the Morris Subsidiaries taken as a whole or material to the Merger.

         (h) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

         (i) The Merger shall qualify as a "pooling of interests" for accounting purposes and Northern shall have received from Bertram Cooper & Co., LLP and Morris' Accountant opinions to that effect.

         (j) At any time since the date hereof the total number of shares of Morris Common Stock outstanding and subject to issuance upon exercise (assuming for this purpose that phantom shares and other share-equivalents constitute Morris Common Stock) of all warrants, options, conversion rights, phantom shares or other share-equivalents, other than any option held by Northern, shall not have exceeded 1017.

         (k) The Registration Statement shall have been declared effective by the SEC, and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened or be unresolved. Northern shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

         (l) Morris and the Morris Subsidiaries considered as a whole shall not have sustained since June 30, 1999 any material loss or interference with their business from any civil disturbance or any fire, explosion, flood or other calamity, whether or not covered by insurance.

         (m) There shall be no reasonable basis for any proceeding, claim or action of any nature seeking to impose, or that could result in the imposition on Morris or any Morris Subsidiary, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA, which has had or could reasonably be expected to have a material adverse effect upon Morris and the Morris Subsidiaries taken as a whole.

         (n) Since September 30, 1998, no change shall have occurred and no circumstances shall exist which has had or might reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or prospects of Morris and the Morris Subsidiaries taken as a whole (other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally or changes in the general level of interest rates).

         (o) Intentionally Omitted.

         (p) The agreements set forth on Schedule 7(p) shall have been terminated without penalty and Morris shall have terminated such other contracts as Northern shall reasonably request.

         (q) Intentionally Omitted.

         (r) Morris shall deliver to Northern at the Closing, original stock certificates evidencing all of the outstanding capital stock it owns of the Morris Subsidiaries free and clear of any lien, claim, charge, pledge, option, encumbrance or agreement with respect thereto (including any pledges set forth on Schedule 2(o)).

         (s) Morris shall fully fund or accrue the retirement plans for Leonard Wulf, Edward Morrison and Terry Singsaas prior to Closing.

         (t) At least 350,000 shares of Northern Common Stock shall have been sold in the secondary offering planned by Northern at a price not less than $10 per share.

         (u) The execution and delivery of an employment agreement between Northern and Allan R. Thoren.

         8. Employee Benefit Plans. Morris' Subsidiaries will continue to maintain and administer the Plans. Northern Subsidiaries will continue to maintain and administer the Northern Plans.

         9. Termination of Agreement.

         (a)This Agreement may be terminated at any time prior to the Time of
Filing:

                  (i)      by mutual written consent of the parties hereto;

                  (ii) by either of the parties hereto upon 10 business days advance written notice to the other party if the Merger shall not have been consummated by June 30, 2000, unless the Merger is consummated on or before the end of such 10-day period, or unless such failure of consummation shall be due to the failure of the party seeking to terminate to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party; provided, that, the party giving such notice shall identify with particularity each of the other party's representations, covenants or agreements that have not been satisfied and that the notifying party has not waived as a condition to Closing. The notifying party shall proceed with the Closing to the extent required herein if the other party cures each of such matters prior to the expiration of the 10-day notice period;

                  (iii) by Morris or Northern upon written notice to the other party if any court or governmental authority of competent jurisdiction shall have issued a final order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

                  (iv) by either Morris or Northern upon the occurrence of any event which constitutes a material adverse change in the business or financial condition of the other party;

                  (v) by Northern if Northern chooses not to match the terms of a competing offer under Section 4(g).

         (b) Termination of this Agreement under this Section 9 shall not release, or be construed as so releasing, either party hereto from any liability or damage to the other party hereto arising out of the breaching party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, and the obligations under Sections 4(f), 5(g), this 9(b), and Morris' obligation to pay costs, expenses and fees under Section 4(g) shall survive such termination.

         10. Expenses. All expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation legal and accounting fees, incurred by Morris and Morris Subsidiaries shall be borne by Morris, and all such expenses incurred by Northern shall be borne by Northern.

         11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

         12. Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

         13. Notices. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be delivered in person or shall be mailed by first class registered or certified mail, postage prepaid, addressed as follows:

                  If to Northern:

                           Northern Star Financial, Inc.
                           410 Jackson Street
                           Mankato, MN 56001
                           Attention:  Tom Stienessen

                  With a copy to:

                           Robert B. Whitlock, Esq.
                           Fredrikson & Byron, P.A.
                           1100 International Centre
                           900 Second Avenue South
                           Minneapolis, MN 55402-3397

                  If to Morris:

                           First Federal Holding Company of Morris, Inc. 532 Atlantic Avenue, P.O Box 656
                           Morris, MN 56267-0656
                           Attention:  Allan R. Thoren

                  With a copy to:

                           Steven J. Johnson, Esq.
                           Lindquist & Vennum P.L.L.P.
                           4200 IDS Center
                           80 South Eighth Street
                           Minneapolis, MN 55402

or to such other address with respect to a party as such party shall notify the other in writing as above provided.

         14. Complete Agreement. This Agreement and the exhibits and schedules hereto contain the complete agreement between the parties hereto with respect to the Merger and other transactions contemplated hereby and supersede all prior agreements and understandings between the parties hereto with respect thereto, including, without limitation, the Reciprocal Confidentiality Agreement dated July 27, 1999.

         15. Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement. The summaries of the representations and warranties and other terms of this Agreement contained in the Schedules are for convenience of reference only and do not form a part of this Agreement or the Schedules and do not, in any way, modify the representations and warranties, or any of the other terms, of this Agreement.

         16. Waiver and Other Action. Either party hereto may, by a signed writing, give any consent, take any action pursuant to Section 9 hereof or otherwise, or waive any inaccuracies in the representations and warranties by the other party and compliance by the other party with any of the covenants and conditions herein.

         17. Amendment. At any time before the Time of Filing, the parties hereto, by action taken by their respective Boards of Directors or pursuant to authority delegated by their respective Boards of Directors, may amend this Agreement; provided, however, that no amendment after approval by the shareholders of Morris shall be made which changes in a manner adverse to such shareholders the consideration to be provided to the shareholders of Morris pursuant to this Agreement and the Merger Agreement.

         18. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

         19. Non-Survival of Representations and Warranties. No representation or warranty contained in the Agreement or the Merger Agreement shall survive the Merger or except as set forth in Section 9(b), the termination of this Agreement. Section 10 shall survive the Merger.

         20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                              NORTHERN STAR FINANCIAL, INC.


                                              By /s/ Thomas Stienessen
                                                 Its  President/CEO



                                              FIRST FEDERAL HOLDING COMPANY
                                               OF MORRIS


                                              By /s/ Kenneth E. Johnson
                                                Its Chairman

                                                 /s/ Allen R. Thoren
                                                 Director

--------------- ---------------------------------------------------------
Exhibits
--------------- ---------------------------------------------------------
Exhibit A       Merger Agreement
--------------- ---------------------------------------------------------
Exhibit B       Form of Affiliate Letter
--------------- ---------------------------------------------------------

Schedules
--------------- ---------------------------------------------------------
1(a)(iii)       Surviving Board
--------------- ---------------------------------------------------------
1(a)(iv)        Surviving Officers
--------------- ---------------------------------------------------------
2(b)            Morris Subsidiaries
--------------- ---------------------------------------------------------
2(c)            Morris Stock Rights
--------------- ---------------------------------------------------------
2(d)            Morris Authorizations Required
--------------- ---------------------------------------------------------
2(g)            Morris Leases
--------------- ---------------------------------------------------------
2(h)            Morris Taxes
--------------- ---------------------------------------------------------
2(i)            Material Morris Changes
--------------- ---------------------------------------------------------
2(j)            Morris Contracts
--------------- ---------------------------------------------------------
2(l)            Morris Insurance
--------------- ---------------------------------------------------------
2(m)            Morris Governmental Restrictions
--------------- ---------------------------------------------------------
2(o)            Material Interests of Certain Persons
--------------- ---------------------------------------------------------
2(p)            Morris Benefit Plans
--------------- ---------------------------------------------------------
2(r)            Morris Registration Obligations
--------------- ---------------------------------------------------------
2(u)            Morris Defaults
--------------- ---------------------------------------------------------
2(w)            Morris Interest Rate Risk Management Agreements
--------------- ---------------------------------------------------------
2(y)            Morris Unfunded Commitments
--------------- ---------------------------------------------------------
3(b)            Northern Subsidiaries
--------------- ---------------------------------------------------------
3(c)            Northern Stock Rights
--------------- ---------------------------------------------------------
3(d)            Northern Authorizations Required
--------------- ---------------------------------------------------------
3(h)            Northern Taxes
--------------- ---------------------------------------------------------
3(j)            Northern Contracts
--------------- ---------------------------------------------------------
3(m)            Northern Governmental Restrictions
--------------- ---------------------------------------------------------
3(o)            Northern Benefit Plans
--------------- ---------------------------------------------------------
4(a)            Northern Loan Consent Employee
--------------- ---------------------------------------------------------
7(p)            Morris Agreements to be Terminated
--------------- ---------------------------------------------------------

                                                                    Exhibit A


                                 PLAN OF MERGER
                                       OF
                     FIRST FEDERAL HOLDING COMPANY OF MORRIS
                                      INTO
                          NORTHERN STAR FINANCIAL, INC.


                                   ARTICLE 1.
                                   THE MERGER

         1.1) Surviving Corporation. In accordance with the provisions of this Plan and the applicable laws of the State of Minnesota, at the Effective Time (as defined in Section 1.2), First Federal Holding Company of Morris ("Morris") shall be merged with and into Northern Star Financial, Inc. ("Northern"), and Northern shall be the Surviving Corporation and shall continue its corporate existence and organization under the laws of the State of Minnesota, and the separate existence of Morris shall thereupon cease. The name of the Surviving Corporation shall be Northern Star Financial, Inc.

         1.2) Effective Time. As used in this Agreement, the term "Effective Time" shall be the close of business on the date of filing of the Articles of Merger with the Minnesota Secretary of State in the manner described in Minnesota Statutes Section 302A.011, Subd. 11 and Section 302A.615, Subd. 2.

         1.3) Articles of Incorporation. At the Effective Time, the Articles of Incorporation of Northern then in effect shall constitute and be the Articles of Incorporation of the Surviving Corporation until amended or changed as provided therein or by law.

         1.4) Bylaws. At the Effective Time, the Bylaws of Northern then in effect shall constitute and be the Bylaws of the Surviving Corporation until amended or changed as provided therein or by law.

         1.5) Board of Directors. The Board of Directors of the Surviving Corporation shall consist of eight members as follows: Allan R. Thoren, Tom Stienessen, _____________, ________________, ________________,
_________________, ______________ and ______________. Such directors shall serve until such board may be changed or reconstituted as provided by the Articles of Incorporation or Bylaws of the Surviving Corporation, or by law.

         1.6) Officers. The officers of the Surviving Corporation shall consist of: Tom Stienessen as Chairman; Allan R. Thoren as Vice Chairman; ________________as Chief Financial Officer; ________________as Vice President; and ________________ as Secretary. Such officers shall serve until such officers may be changed as provided by the Articles of Incorporation or Bylaws of the Surviving Corporation, or by law.

         1.7) Certain Effects of the Merger. At the Effective Time, the Surviving Corporation shall succeed to and possess all the rights, privileges, powers, franchises and immunities of a public as well as of a private nature, and be subject to all liabilities, restrictions, disabilities, and duties of both of Morris and Northern (collectively the "Constituent Corporations"); and all and singular, the rights, privileges, powers, franchises and immunities of both of the Constituent Corporations and all properties, real, personal and mixed, and all other things in action of or belonging to either of the Constituent Corporations on whatever account, shall be vested in the Surviving Corporation; and all properties, assets, rights, privileges, powers, franchises, immunities and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were or would be of the Constituent Corporations or either of them; and title to any real estate or any interest therein vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by any reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens at the Effective Time, and all debts, liabilities and duties of either of the Constituent Corporations shall thenceforth become those of the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

         1.8) Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any instruments of further assurance are desirable in order to evidence the vesting in it of the title of either of the Constituent Corporations to any of the property rights of the Constituent Corporations, the appropriate officers or directors of Morris or of Northern, as the case may be, are hereby authorized to execute, acknowledge and deliver all such instruments of further assurance and to do all other acts or things, either in the name of Morris, in the name of Northern, or in the name of the Surviving Corporation, as may be requisite or desirable to carry out the provisions of this Plan.


                                   ARTICLE 2.
                      MANNER AND BASIS OF CONVERTING SHARES

         2.1) Northern Shares. At the Effective Time, each share of Common Stock of Northern then outstanding shall, by virtue of the Merger and without any further action on the part of the holder thereof, be converted into and thereafter shall constitute one issued and outstanding share of Common Stock of the Surviving Corporation.

         2.2) Morris Shares. At the Effective Time, each share of Common Stock of Morris then outstanding shall, by virtue of the Merger and without any further action on the part of the holder thereof, be converted into and thereafter shall constitute the right to receive a number of shares of Northern Common Stock .*

             * To be completed following the calculation of the Merger Consideration as set forth in the Agreement and Plan of Reorganization.

                               ARTICLES OF MERGER
                                       OF
                     FIRST FEDERAL HOLDING COMPANY OF MORRIS
                                      INTO
                          NORTHERN STAR FINANCIAL, INC.



         Pursuant to the provisions of Minnesota Statutes Section 302A.615, Subd. 1, the following Articles of Merger are executed on the date hereinafter set forth:

         FIRST: The names of the corporations which are parties to the merger are First Federal Holding Company of Morris ("Morris"), and Northern Star Financial, Inc. ("Northern").

         SECOND: The Plan of Merger attached hereto has been duly approved by each of Morris and Northern pursuant to Section 302A.613 of Minnesota Statutes.

         The undersigned swears that the foregoing is true and accurate and that they have the authority to sign these Articles of Merger on behalf of Morris and Northern.

Dated:  __________________, 1999    FIRST FEDERAL HOLDING COMPANY OF MORRIS


                                    By
                                       Its Chief Executive Officer


                                    NORTHERN STAR FINANCIAL, INC.


                                    By
                                       Its Chief Executive Officer

                                                                   Exhibit B


                               AFFILIATE'S LETTER


Northern Star Financial, Inc.
410 Jackson Street
Mankato, MN 56001
Attention: Tom Stienessen

Ladies and Gentlemen:

The undersigned officer and/or director of First Federal Holding Company of Morris, Inc. (the "Company") has been advised that the undersigned may be deemed by the Company to be an "affiliate" of the Company, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act") (such rule, as amended or replaced by any successor rule, referred to herein as "Rule 145") and for purposes of Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "SEC"). Pursuant to the terms of the Agreement and Plan of Reorganization dated on or about the date hereof (the "Merger Agreement"), among Northern Star Financial ("Northern") and the Company, the Company will be merged with and into Northern (the "Merger"). As a result of the Merger, outstanding shares of common stock, $___ par value per share, of the Company ("Company Common Stock") will be converted into the right to receive shares of common stock, $.01 par value per share, of Northern ("Northern Common Stock"), as determined pursuant to the Merger Agreement.

In order to induce Northern and the Company to enter into the Merger Agreement, the undersigned (referred to herein as "Affiliate") represents, warrants and agrees as follows:

1. Affiliate will not directly or indirectly take any action that would have the effect of jeopardizing the treatment of the Merger as a "pooling of interests," sell, transfer, pledge, dispose of, or otherwise reduce Affiliate's risk relative to, any Northern Common Stock or Company Common Stock during the period commencing 30 days prior to the effective time of the Merger and ending at such time as financial results covering at least 30 days of the post-Merger combined operations of Northern and the Company have been published by Northern, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations.

2. Affiliate has been advised that the issuance of the Northern Common Stock, if any, to Affiliate pursuant to the Merger is being registered with the SEC under the Securities Act and the rules and regulations promulgated thereunder on a Registration Statement on Form S-4. However, Affiliate has also been advised that, because Affiliate may be deemed to be an "affiliate" of the Company (as that term is used in paragraphs (c) and (d) of Rule 145), any sale, transfer or other disposition by Affiliate of any Northern Common Stock issued pursuant to the Merger will, under current law, require either (a) further registration under the Securities Act of the Northern Common Stock to be sold, transferred, or otherwise disposed of, (b) compliance with Rule 145, or (c) the availability of another exemption from such registration.

3. Affiliate will not offer to sell, sell, or otherwise dispose of any Northern Common Stock issued pursuant to the Merger except pursuant to an effective registration statement or in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act (the compliance with Rule 145 or the availability of such other exemption to be established by Affiliate to the reasonable satisfaction of Northern's counsel).

4. Affiliate consents to the placement of a stop transfer order with the Company's and Northern's stock transfer agent and registrar, and to the placement of the following legend on certificates representing the Company Common Stock and Northern Common Stock issued or to be issued to Affiliate:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH AN AFFILIATE'S LETTER FROM THE UNDERSIGNED TO Northern Star Financial, Inc. AND PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN COMPLIANCE WITH RULE 145 OF THE SECURITIES ACT OF 1933 OR ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

5. Affiliate has carefully read this letter and has discussed with counsel for Affiliate or counsel for the Company, to the extent Affiliate felt necessary, the requirements of this letter and other applicable limitations on the Affiliate's ability to sell, transfer, or otherwise dispose of Company Common Stock and Northern Common Stock.

6. The Company agrees to take all reasonable actions up to the date of the Merger, including but not limited to the placement of a stop transfer order with the Company's stock transfer agent and registrar, to ensure compliance by Affiliate with the provisions of this letter.

7. Execution of this letter should not be considered an admission on the part of Affiliate that Affiliate is an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights that Affiliate may have to object to any claim that Affiliate is such an affiliate on or after the date of this letter.

8. By Northern's acceptance of this letter, Northern hereby agrees with Affiliate as follows:

         (A) For so long as and to the extent necessary to permit Affiliate to sell Northern Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, and to enable Affiliate to sell Northern Common Stock pursuant to the restrictions set forth in paragraph 1 above, Northern shall
                  (a) use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the SEC by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) furnish to Affiliate upon request a written statement as to whether Northern has complied with such reporting requirements during the 12 months preceding any proposed sale of Northern Common Stock by Affiliate under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule
                  144. Northern hereby represents to Affiliate that it has filed all reports required to be filed with the SEC under Section 13 of the 1934 Act during the preceding 12 months.

         (B) It is understood and agreed that certificates bearing the legends set forth in paragraph 4 above will be substituted by delivery of certificates without such legends if (i) one year shall have elapsed from the date the undersigned acquired the Northern Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Northern Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Northern has received either an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to Northern, or a "no action" letter obtained by the undersigned from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                                                 Very truly yours,


September ___, 1999                              _____________________________
                                                 (Signature)

                                                 _____________________________
                                                 (Name) (Please Print)


                                                 First Federal Holding Company
                                                 of Morris, Inc.



                                                 By:__________________________
                                                    Its:______________________

                                   ACCEPTANCE




         Northern Star Financial, Inc. hereby accepts the foregoing Affiliate's Letter delivered pursuant to Section 4(l) of the Agreement and Plan of Reorganization dated ___________, 1999, by and among Northern Star Financial, Inc. and First Federal Holding Company of Morris, Inc.


                                     Northern Star Financial, Inc.


                                     By:_________________________________
                                          Tom Stienessen, President